Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mavenir Systems, Inc.

Richardson, Texas

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Mitel Networks Corporation of our report dated March 3, 2015, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries, which is incorporated by reference as Exhibit 99.1 of the Mitel Network Corporation Current Report on Form 8-K filed on May 1, 2015.

/s/ BDO USA, LLP

Dallas, Texas

May 13, 2015